TEST MARKET LICENSE AGREEMENT FOR VERYFINE FROZEN JUICE BAR
          -----------------------------------------------------------

    THIS AGREEMENT ("Agreement"), effective April 1, 1998, is made by and between Veryfine Products, Inc., a Massachusetts corporation, with its principal place of business at 210 Littleton Road, Westford, MA ("Veryfine") and New Yorker Frozen Desserts, Inc., a New York corporation with its principal place of business at 1122 Southern Boulevard, Bronx, NY 10459 ("New Yorker").

Section 1.  Grant of License.
-----------------------------
1.1. License Subject to the terms hereof and in consideration of the payment of the royalty specified hereinafter, Veryfine hereby grants to New Yorker, and New Yorker hereby accepts from Veryfine, an exclusive license to manufacture and sell frozen juice bars in the flavors, sizes and packaging listed in Schedule
1.1 ("Licensed  Products"),  for sale solely in the territory listed in Schedule
1.2 ("Licensed Territory") using the trademarks identified in Schedule 1.3 ("Licensed Trademarks"). Veryfine shall not license the Licensed Products to any other party during the term of this Agreement. This Agreement shall not preclude Veryfine from entering into licensing arrangements with another party for freeze pops. During the term of this Agreement, the Licensed Products shall be the only branded frozen juice bar manufactured or sold by New Yorker.

1.2. Sub-License New Yorker shall have the right to grant sub-licenses to third parties to manufacture and sell the Licensed Products; provided, however, that any sub-licensee is subject to the prior written approval of Veryfine and must execute a sub-license agreement which includes the license provisions listed in Exhibit A to this Agreement.

Section 2.  Royalty and Payment.
--------------------------------
2.1. Royalty New Yorker shall pay to Veryfine a royalty fee of one dollar ($1.00) per case (24 individual juice bars) of the Licensed Products sold by New Yorker.

2.2. Payment New Yorker shall keep an accurate account of the Licensed Products manufactured and sold under the scope of the license granted hereunder and shall render a statement in writing to Veryfine within 30 days after the end of each calendar quarter during the term of this Agreement, and shall, concurrently with the rendering of such statement, pay to Veryfine the amount of the royalties accrued during the corresponding calendar quarter. Veryfine shall have the right to examine New Yorker's books relating to the Licensed Products to verify the royalty statements and royalties due to Veryfine pursuant to this Agreement.

Section 3  Marketing Efforts.
-----------------------------
3.1. Marketing Fund New Yorker shall set aside fifty cents ($.50) for each case of Licensed Product sold, which shall accrue into a marketing fund. These funds will be used by New Yorker exclusively for promotional activities, to support the sale of the Licensed Products.

3.2. Sales Quota New Yorker accepts the quotas outlined on Schedule 3.1 as the agreed sales targets for this market test. New Yorker will expend its best efforts to attain the quotas, recognizing that achieving the quotas will determine the continuation of this license agreement.

3.3. Marketing Materials, Packaging, Labels New Yorker agrees to receive Veryfine's written approval for all marketing materials, packaging and labels related to the Licensed Products and shall keep all such material consistent with similar material for Veryfine beverage products.

Section 4.  Product Formulation and Manufacture.
------------------------------------------------
4.1. Formula All formulas developed by New Yorker for use in producing the Licensed Products must be approved by Veryfine in writing and will be the sole property of Veryfine. New Yorker may use such formulas solely in accordance with the terms and conditions of this Agreement. All Licensed Products shall be produced from Veryfine approved flavoring agents which shall be purchased from Veryfine or Veryfine designated vendors.

4.2. Manufacture In manufacturing the Licensed Products, New Yorker agrees to maintain reasonable standards, specifications and procedures, consistent with those accepted in the industry, relating to quality assurance for the Licensed Products and raw materials. New Yorker agrees to accept and implement any reasonable additional quality control and quality assurance procedures Veryfine may specify.

4.3. Inspection During normal business hours, Veryfine shall have the right to inspect New Yorker's facilities.

Section 5.  Trademarks and Confidential Information.
----------------------------------------------------
5.1. Trademarks New Yorker acknowledges and Veryfine represents that it has the full right and title to the Licensed Trademarks. New Yorker shall not use the Licensed Trademarks on any product except the Licensed Products and only as contemplated by this Agreement. It is agreed and understood that no right, property, license, permission or interest of any kind or nature in or to the Licensed Trademarks is intended to be given or transferred to or acquired by New Yorker by the execution, performance or non-performance of this Agreement or any part thereof, except as expressly provided herein. At the termination of this Agreement, New Yorker agrees to cease all use of the Licensed Trademarks and make no claim to any ownership interest in the Licensed Trademarks.

5.2. Confidentiality In connection with the Agreement, each party will disclose certain confidential and proprietary technical and business information ("Confidential Information") to the other party. Each party shall take all reasonable measures to keep Confidential Information of the disclosing party confidential and shall not disclose Confidential Information without prior written permission of the disclosing party. Unless specified otherwise in this Agreement, all originals and copies of Confidential Information shall remain the property of the disclosing party and shall be returned upon the termination of this Agreement. New Yorker may disclose Confidential Information to potential or actual sub-licensees or mutually approved manufacturers, but only to the extent necessary for the sub-license or manufacturing arrangement and only if such potential or actual sub-licensee or mutually approved manufacturer is bound by a confidentiality agreement reasonably protecting the confidential nature of the Confidential Information.

Section 6.  Covenants, Representations and Warranties.
------------------------------------------------------
6.1. Veryfine warrants that it holds or has filed for the United States trademark registrations for all the Licensed Trademarks.

6.2. In the manufacture of the Licensed Products, New Yorker shall strictly comply with all applicable packaging, food, drug, health and sanitary laws and regulations and environmental laws and regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder including current good manufacturing practices. New Yorker shall blend, process, package, store and load the Licensed Products for shipment in accordance with accepted industry standards of safety and cleanliness, in compliance with applicable federal, state and local laws, rules, regulation, ordinances and requirements of any governmental body in effect during the Term hereof and in such a way as to achieve the highest consistent quality possible. In the marketing and sale of the Licensed Products, New Yorker shall strictly comply with all applicable laws, statutes, ordinances, rules and regulations of all federal, state, local or other governmental or regulatory entities to which it is bound or affected.

6.3. New Yorker hereby warrants that the Licensed Products shall (i) strictly conform to the formulas approved by Veryfine; (ii) conform to the laws, statutes, ordinances, regulations and rules referenced in Section 6.2.; (iii) be free from any manufacturing defect; and, (iv) not be adulterated within the meaning of all applicable federal, state and local laws and regulations.

6.4. New Yorker shall maintain for the benefit of both New Yorker and Veryfine during the Term of the Agreement and for twelve (12) months following the termination thereof, comprehensive general liability insurance (including product liability) and so-called "all-risks" property damage insurance insuring the Licensed Product, the Equipment and any related materials against loss or damage. The insurance shall be maintained with limits acceptable to Veryfine, initially no less than $1,000,000 bodily injury per occurrence; $300,000 property damage per occurrence (or $1,000,000 combined single limit per occurrence bodily injury and property damage). New Yorker agrees to provide a certificate of insurance within fifteen (15) days of signing this Agreement specifying that (i) the insurance applies as primary coverage and will not be contributory with any other insurance available to Veryfine; and (ii) the coverage will not be canceled or reduced without thirty (30) days prior written notice to Veryfine.

Section 7.  Indemnification.
----------------------------
7.1. Veryfine shall indemnify and hold harmless New Yorker, its parent, subsidiary and affiliated companies and their respective officers, directors, employees, agents and representatives from all claims of trademark infringement arising from the use of the Licensed Trademarks with the Licensed Products, and all related losses, damages, liabilities, costs and expenses (including reasonable attorney's fees) incurred by New Yorker unless such acts or omissions were caused by the Indemnified Party. New Yorker shall indemnify and hold harmless Veryfine, its parent, subsidiary and affiliated companies and their respective officers, directors, employees, agents and representatives from all claims arising from the manufacture of the Licensed Products by New Yorker or any sub-licensee of New Yorker, and all related losses, damages, liabilities, costs and expenses (including reasonable attorney's fees) incurred by Veryfine, unless such acts or omissions were caused by the Indemnified Party.

Section 8.  Term and Termination.
---------------------------------
8.1 Term and Termination. The term of this Agreement shall begin on the date hereof and continue for two years unless terminated by either party in accordance with the provisions specified in the Agreement. The Agreement may be terminated as follows:

     (a) Bankruptcy, etc. Immediately upon written notice to the other party in the event that proceedings in bankruptcy or insolvency are instituted by or against the other party, or a receiver is appointed, or if any substantial part of the assets of the other party is the object of attachment, sequestration or other type of comparable proceeding, and such proceeding is not vacated or terminated within ninety (90) days after its commencement or institution.

     (b) Default. If one party commits a material breach of any of the terms or provisions of this Agreement and does not cure such breach within thirty (30) days after receipt of written notice given by the other party;

     (c) Licenses. Immediately if either party is unable to obtain or renew any permit, license, patent or other governmental approval necessary to carry on the business contemplated under this Agreement.

     (d) Product Formulation. If New Yorker manufactures the Licensed Product in a manner inconsistent with formulas approved by Veryfine and does not correct all such manufacturing inconsistencies within sixty (60) days after receipt of written notice from Veryfine of such manufacturing inconsistencies.

     (e) Abandonment. Immediately by Veryfine if New Yorker shall abandon the sale of the Licensed Products by failing for a period of two quarters to engage in the sale of Licensed Products.

Section 9.  Miscellaneous.

9.1. Notice All notices relating to the provisions of this Agreement shall be in writing and sent to:
          Veryfine:      Veryfine Products, Inc.
                         210 Littleton Road
                         P.O. Box 670
                         Westford, MA  01886
                         Attention:  Mr. Kenneth Venti

          New Yorker:    New Yorker Frozen Desserts, Inc.
                         1122 Southern Boulevard
                         Bronx, NY  10459
                         Attention:  Mr. Mike Mitchell

or such other address as either party may designate.

9.2. No Waiver Waiver by either party of any breach or the failure by either party to enforce any of the provisions of this Agreement at any time shall not in any way affect, limit or waive the right of such party thereafter to enforce and compel strict compliance with each and every term and condition hereof.

9.3. Assignment; Successors in Interest The rights and obligations under this Agreement shall not be assigned by either party without the prior written consent of the other party; except in the case of an assignment to an affiliated company or in connection with a sale of substantially all assets. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective allowable successors and assigns.

9.4. Severability This unenforceability, invalidity or illegality of any provision of this Agreement shall not affect or impair any other provision or render it unenforceable, invalid or illegal.

9.5. Headings The headings and titles used herein are for convenience only and shall not affect the construction and interpretation of this Agreement.

9.6. Applicable Law This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, applicable to agreements made and to be performed entirely with Massachusetts.

9.7. Relationship The relationship of the parties is and shall be solely that of independent contractors.

9.8. Entire Agreement; Amendment This agreement and the attached schedules constitute the entire understanding between the parties concerning the subject matter hereof and supersedes any and all previous agreements between the parties. This Agreement shall not be modified or altered except by a written instrument signed by an authorized representative of each party. Both parties acknowledge that this agreement may be amended to promote new opportunities as they arise and any modifications will be agreed in writing by both parties.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative on the date first above written.

VERYFINE PRODUCTS, INC.                 NEW YORKER FROZEN DESSERTS, INC.

By: /s/                                 By: /s/
   -----------------------------           ------------------------------

Title: Vice President                   Title:  Vice President
   -----------------------------           ------------------------------

                                  SCHEDULE 1.1
                                  ------------


                                LICENSED PRODUCTS
                                -----------------

    ITEMS                          FLAVORS                 PACKAGING
    -----                          -------                 ---------
3 oz Single Stick Bar             Orange                Single Serve Box
                                  Fruit Punch
                                  Strawberry Kiwi


   SUB-LICENSEE
   ------------
2.5 Single Stick Bar              Orange                Single Serve Wrap
                                  Fruit Punch
                                  Strawberry Kiwi

                                  SCHEDULE 1.2
                                  ------------

LICENSED TERRITORY The Counties of New York City, Nassau, Suffolk, Westchester, Putnam, Rockland in N.Y. and the following Counties in New Jersey, Bergen, Essex, Hudson Union, Middlesex and Monmouth and the State of Connecticut.

                                  Schedule 1.3
                                  ------------

                               Licensed Trademarks
                               -------------------

                            Veryfine
                            Veryfine logo (see attached)

                                 Veryfine Logo

                                  SCHEDULE 3.1
                                  ------------
                                     QUOTAS
                                     ------


New Yorker shall sell at least the number of cases of the Licensed Products listed below in each respective year of this Agreement:


                    1st Year                  85,000
                    2nd Year                 220,000

                                    EXHIBIT A
                                    ---------
                             SUB-LICENSE PROVISIONS
                             ----------------------

Grant of License.
-----------------
     License. Subject to the terms hereof and in consideration of the payment of the royalty specified hereinafter, New Yorker hereby grants to Sub-Licensee and Sub-Licensee hereby accepts from New Yorker, a license to manufacture and sell frozen juice bars in the flavors, sizes and packaging listed in Schedule 1.1 ("Licensed Products"), for sale solely in the territory listed in Schedule 1.2 ("Licensed Territory") using the trademarks identified in Schedule 1.3 ("Licensed Trademarks"). Sub-Licensee shall have no right to grant sub-licenses to any other third party.

Marketing Efforts.
------------------
     Marketing Materials, Packaging, Labels. Sub-Licensee agrees to receive Veryfine's written approval for all marketing materials, packaging and labels related to the Licensed Products and shall keep all such material consistent with similar material for Veryfine beverage products.

Product Formulation and Manufacture.
------------------------------------
     Formula. All formulas developed or used by Sub-Licensee for use in producing the Licensed Products must be approved by Veryfine in writing and will be the sole property of Veryfine. Sub-Licensee may use such formulas solely in accordance with the terms and conditions of this Agreement. All Licensed Products shall be produced from Veryfine approved flavoring agents which shall be purchased from Veryfine or Veryfine designated vendors.

     Manufacture. In manufacturing the Licensed Products, Sub-Licensee agrees to maintain reasonable standards, specifications and procedures, consistent with those accepted in the industry, relating to quality assurance for the Licensed Products and raw materials. Sub-Licensee agrees to accept and implement any reasonable additional quality control and quality assurance procedures that Veryfine or New Yorker may specify.

     Inspection. During normal business hours, Veryfine and New Yorker shall have the right to inspect Sub-Licensee's facilities.

Trademark and Confidential Information.
---------------------------------------
     Trademarks. Sub-Licensee acknowledges that Veryfine has the full right and title to the Licensed Trademarks. Sub-Licensee shall not use the Licensed Trademarks on any product except the Licensed Products and only as contemplated by this Agreement. It is agreed and understood that no right, property, license, permission or interest of any kind or nature in or to the Licensed Trademarks is intended to be given or transferred to or acquired by Sub-Licensee herein. At the termination of this Agreement, Sub-Licensee agrees to cease all use of the Licensed Trademarks and make no claim to any ownership interest in the Licensed Trademarks.

     Confidentiality. In connection with the Agreement, each party will disclose certain confidential and proprietary technical and business information ("Confidential Information") to the other party. Each party shall take all reasonable measures to keep Confidential Information of the disclosing party confidential and shall not disclose Confidential Information without prior written permission of the disclosing party. Unless specified otherwise in this Agreement, all originals and copies of such information shall remain the property of the disclosing party and Confidential Information shall be returned upon the termination of this Agreement.

Covenants, Representations and Warranties.
------------------------------------------
     In the manufacture of the Licensed Products, Sub-Licensee shall strictly comply with all applicable packaging, food, drug, health and sanitary laws and regulations and environmental laws and regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder including current good manufacturing practices. Sub-Licensee shall blend, process, package, store and load the Licensed Products for shipment in accordance with accepted industry standards of safety and cleanliness, in compliance with applicable federal, state and local laws, rules, regulation, ordinances and requirements of any governmental body in effect during the Term hereof and in such a way as to achieve the highest consistent
quality  possible.   In  the  marketing  and  sale  of  the  Licensed  Products,
Sub-Licensee   shall  strictly  comply  with  all  applicable  laws,   statutes,
ordinances, rules and regulations of all federal, state, local or other government entities to which it is bound or affected.

     Sub-Licensee hereby warrants that the Licensed Products shall (i) strictly conform to the formulas approved by Veryfine, (ii) conform to the laws, statues, ordinances, regulations and rules referenced in paragraph above; (iii) be free from any manufacturing defect; and, (iv) not be adulterated within the meaning of all applicable federal, state and local laws and regulations.

     Sub-Licensee shall maintain for the benefit of Sub-Licensee, New Yorker and Veryfine during the Term of the Agreement and for twelve (12) months following the termination thereof, comprehensive general liability insurance (including product liability) and so-called "all-risks" property damage insurance insuring the Licensed Product, and any related materials against loss or damage. The insurance shall be maintained with limits acceptable to New Yorker and Veryfine, initially no less than $1,000,000 bodily injury per occurrence; $300,000 property damage per occurrence (or $1,000,000 combined single limit per occurrence bodily injury and property damage). Sub-Licensee agrees to provide a certificate of insurance to Veryfine and New Yorker within fifteen (15) days of signing this Agreement specifying that (i) the insurance applies as primary coverage and will not be contributory with any other insurance available to Veryfine and New Yorker; and (ii) the coverage will not be canceled or reduced without thirty (30) days prior written notice to Veryfine and New Yorker.

                             SUB-LICENSE PROVISIONS
                             ----------------------
                                  SCHEDULE 1.1
                                  ------------

                                LICENSED PRODUCTS
                                -----------------

       ITEMS                        FLAVORS                    PACKAGING
       -----                        -------                    ---------
2.5 Single Stick Bar               Orange                  Single Serve Wrap
                                   Fruit Punch
                                   Strawberry Kiwi

                             SUB-LICENSE PROVISIONS
                             ----------------------
                                  SCHEDULE 1.2
                                  ------------

   LICENSED TERRITORY   [Specify distribution area]
   ------------------

                             SUB-LICENSE PROVISIONS
                             ----------------------
                                  Schedule 1.3
                                  ------------

                               Licensed Trademarks
                               -------------------

                            Veryfine
                            Veryfine logo (see attached)